AGREEMENT AND PLAN OF
                             SHARE EXCHANGE

     This Agreement and Plan of Share Exchange, dated April 12, 2002, by and between PR Specialists, Inc., a Delaware corporation with its principal offices located at 6041 Pomegranate Lane Woodland Hills, California 91367 ("Buyer") and Servitrust Corp., a Florida corporation with its principal offices located at 335 North State Road 7, Margate, Florida 33068 ("Seller"); and the shareholders whose signatures appear on the Counterpart Signature Pages of this Agreement (the "Shareholders", and each of those persons individually, a "Shareholder").

                               RECITALS

     WHEREAS, the parties desire that Buyer acquire all of the outstanding capital stock of Seller in exchange for securities of Buyer (the "Share Exchange"), all as more particularly set forth herein; and

     WHEREAS, the boards of directors of the parties to this Agreement have determined that the proposed transaction is advisable and for the general welfare and advantage of their respective corporations and shareholders and have recommended to their respective shareholders that the proposed transaction be consummated; and

     WHEREAS, the Share Exchange shall be consummated pursuant to and in accordance with the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, the parties agree as follows:

SECTION 1.  Plan of Share Exchange.
            -----------------------

     1.1 The Plan of Share Exchange, Exhibit A, is incorporated by reference.

SECTION 2.  Closing/Rule 14f-1 Compliance.
            ------------------------------

     2.1    Closing.  Closing shall take place at 335 North State Road
            --------
7, Margate, Florida 33068, at 10:00 A.M. on April 22, 2002 (the "Closing" or "Closing Date"), or at another time, date, and place mutually agreed to by the parties, but no later than April 30, 2002 ("Drop Dead Date"). Closing shall be consummated by the execution and acknowledgment by Buyer and Seller of Articles of Share Exchange in accordance with F.S. Chapter 607 and other applicable law. The Articles of Share Exchange executed and acknowledged shall be delivered for filing to the Secretary of State as promptly as possible after the consummation of the closing. The Articles of Share Exchange shall specify the effective date and time of the Share Exchange.

     2.2    Rule 14f-1 Compliance.  Rule 14f-1 promulgated under the
            ----------------------
Securities and Exchange Act of 1934, as amended (the "Exchange Act") apply to the transactions contemplated by this Agreement such that Buyer has an obligation to file certain information, as provided in Rule 14f-1, to the Securities Exchange Commission (the "SEC") and the

          Exhibit 2.1

historic shareholders of Buyer not less than 10 days prior to the date of such change in control of the Company's board of directors.

SECTION 3.  Representations and Warranties of Seller and Shareholders.
            ----------------------------------------------------------

     3.1    Seller's Representations and Warranties. As of the Closing
            ----------------------------------------
Date, Seller represents and warrants to Buyer as follows:

            3.1.1   Capital Structure. The capitalization of Seller
                    ------------------
consists of 1,000 shares of common stock, $1.00 par value, of which
1,000 shares are issued and outstanding.   All of the issued and
outstanding capital stock of Seller has been duly authorized and validly issued, and is fully paid and nonassessable, free of preemptive rights, and not subject to any restriction on transfer under the Articles of Incorporation of Seller or any agreement to which Seller is a party or of which Seller has been given notice. There are no outstanding subscriptions, options, warrants, convertible securities, rights, agreements, understandings, or commitments of any kind relating to the subscription, issuance, repurchase, or purchase of capital stock or other securities of Seller, or obligating Seller to transfer any additional shares of its capital stock of any class or any other securities.

            3.1.2   Ownership of the Shares. The shares of Buyer's common
                    ------------------------
stock ("Common Stock") being issued to Seller's shareholders at the Closing are duly authorized and will be validly issued, fully paid, and nonassessable on their issuance. The persons receiving these securities at the Closing will acquire good, valid, and indefeasible title, free and clear of any interests, security interests, claims, liens, pledges, options, penalties, charges, other encumbrances, buy-sell agreements, or rights of any party whatsoever.

            3.1.3   Organization and Good Standing.
                    -------------------------------

            Seller is duly qualified as a Florida corporation and is in good standing in any jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification.

            A true and complete copy of the Articles of Incorporation of Seller, each as amended to this date, has been delivered or made available to Buyer. The minute books of Seller are current as required by law, contain the minutes of all meetings of the incorporators, Board of Directors, committees of the Board of Directors, and shareholders from the date of incorporation to this date, and adequately reflect all material actions taken by the incorporators, Board of Directors, committees of the Board of Directors, and shareholders of Seller. Seller has no subsidiaries.

            3.1.4   Authorization; Validity. The execution, delivery, and
                    ------------------------
performance of this Agreement by Seller has been duly and validly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by Seller, and is the legal, valid, and binding obligation of Seller, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization, and other laws of general application affecting the enforcement of creditors' rights and by the availability of equitable remedies.

          Exhibit 2.1

            3.1.5   Consents.  Except (i) for the filing of the Articles
                    ---------
of Share Exchange, if any, with the applicable governmental authorities; and (ii) as may be required by the applicable federal and state securities laws, other than is set forth herein, no approval, consent, waiver, or authorization of or filing or registration with any governmental authority or third party is required for the execution, delivery, or performance by Seller of the transactions contemplated by this Agreement.

            3.1.6   Litigation.  Other than is set forth herein, no
                    -----------
litigation is pending or to the knowledge of Seller, threatened, to which Seller is or may become a party.

            3.1.7   Violations. The execution, delivery, or performance of
                    -----------
this Agreement does not and will not (i) with or without the giving of notice or the passage of time, or both, constitute a default under, result in breach of, result in the termination of, result in the acceleration of performance of, require any consent, approval, or waiver, or result in the imposition of any lien or other encumbrance on any property or assets of Seller under, any agreement, lease, or other instrument to which Seller is a party or by which any of the property or assets of Seller are bound; (ii) violate any permit, license, or approval required by Seller to own its assets and operate its business; (iii) violate any law, statute, or regulation or any judgment, order, ruling, or other decision of any governmental authority, court, or arbitrator; or (iv) violate any provision of Seller's Articles of Incorporation or Bylaws.

            3.1.8   Broker and Finder Fees.  No liability to any Broker or
                    -----------------------
Finder or Agent for any brokerage fees, finder's fees or commissions with respect to the Share Exchange shall be incurred by Seller.

     3.2    Shareholders' Representations and Warranties. As of the
            ---------------------------------------------
Closing Date, each Shareholder individually represents and warrants to Buyer with respect to itself and its shares of stock of Seller as follows:

            3.2.1   Shareholder of Seller.  The Shareholder is the sole
                    ----------------------
record and beneficial holder of all issued and outstanding shares of capital stock of Seller, as described below, and the Shareholder owns such shares free and clear of all liens, restrictions and claims of any kind.

            3.2.2   Authorization; Validity. This Agreement has been duly
                    ------------------------
and validly executed and delivered by the Shareholder, and is the legal, valid, and binding obligation of the Shareholder, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization, and other laws of general application affecting the enforcement of creditors' rights and by the availability of equitable remedies.

            3.2.3   Consents. No approval, consent, waiver, or
                    ---------
authorization of or filing or registration with any governmental authority or third party is required for the execution, delivery, or performance by the Shareholder of the transactions contemplated by this Agreement.

            3.2.4   Violations. The execution, delivery, or performance of
                    -----------
this Agreement does not and will not (i) with or without the giving of notice or the passage of time, or both, constitute a default, result

          Exhibit 2.1

in breach of, result in the termination of, result in the acceleration of performance of, require any consent, approval, or waiver, or result in the imposition of any lien or other encumbrance upon any property or assets of the Shareholder, under any agreement, lease, or other instrument to which such Shareholder is a party or by which any of the property or assets of such Shareholder is bound; or (ii) violate any law, statute, or regulation or any judgment, order, ruling, or other decision of any governmental authority, court, or arbitrator.

     3.3    Survival of Representations and Warranties. Each of the
            -------------------------------------------
representations and warranties in Sections 3.1 and 3.2 shall survive the Closing until the expiration of all applicable statute of limitations periods.

SECTION 4.  Representations and Warranties of Buyer.
            ----------------------------------------

     4.1    Buyer's Representations and Warranties. As of the Closing
            ---------------------------------------
Date, Buyer represents and warrants to Seller as follows:

            4.1.1   Capital Structure. The capitalization of Buyer
                    ------------------
consists of (i) 20,000,000 shares of Common Stock, $0.001 par value, of which 5,434,000 shares are issued and outstanding; and (ii) 5,000,000 shares of Preferred Stock, $0.001 par value, none of which are issued and outstanding. All of the issued and outstanding capital stock of Buyer has been duly authorized and validly issued, and is fully paid and nonassessable, free of preemptive rights, and not subject to any restriction on transfer under the Articles of Incorporation or Bylaws of Buyer or any agreement to which Buyer is a party or of which Buyer has been given notice. There are no outstanding subscriptions, options, warrants, convertible securities, rights, agreements, understandings, or commitments of any kind relating to the subscription, issuance, repurchase, or purchase of capital stock or other securities of Buyer, or obligating Buyer to transfer any additional shares of its capital stock of any class or any other securities.

            4.1.2   Organization and Good Standing.
                    -------------------------------

            Buyer is duly qualified as a Delaware corporation and is in good standing in any jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification.

            A true and complete copy of the Certificate of Incorporation and Bylaws of Buyer, each as amended to this date, has been delivered or made available to Seller. The minute books of Buyer are current as required by law, contain the minutes of all meetings of the incorporators, Board of Directors, committees of the Board of Directors, and shareholders from the date of incorporation to this date, and adequately reflect all material actions taken by the incorporators, Board of Directors, committees of the Board of Directors, and shareholders of Buyer. Buyer has no subsidiaries.

            4.1.3   Authorization; Validity. The execution, delivery, and
                    ------------------------
performance of this Agreement by Buyer has been duly and validly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by Buyer, and is the legal, valid, and binding obligation of Buyer, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium,

          Exhibit 2.1

reorganization, and other laws of general application affecting the enforcement of creditors' rights and by the availability of equitable remedies.

            4.1.4   Consents. Except (i) for the filing of the Articles of
                    ---------
Share Exchange, if any, with the applicable governmental authorities;
and (ii) as may be required by the applicable federal and state securities laws, other than is set forth herein, no approval, consent, waiver, or authorization of or filing or registration with any governmental authority or third party is required for the execution, delivery, or performance by Buyer of the transactions contemplated by this Agreement.

            4.1.5   Litigation.  Other than is set forth herein, no
                    -----------
litigation is pending or to the knowledge of Buyer, threatened, to which Buyer is or may become a party.

            4.1.6   Violations. The execution, delivery, or performance of
                    -----------
this Agreement does not and will not (i) with or without the giving of notice or the passage of time, or both, constitute a default under, result in breach of, result in the termination of, result in the acceleration of performance of, require any consent, approval, or waiver, or result in the imposition of any lien or other encumbrance on any property or assets of Buyer under, any agreement, lease, or other instrument to which Buyer is a party or by which any of the property or assets of Buyer are bound; (ii) violate any permit, license, or approval required by Buyer to own its assets and operate its business; (iii) violate any law, statute, or regulation or any judgment, order, ruling, or other decision of any governmental authority, court, or arbitrator; or (iv) violate any provision of Buyer's Articles of Incorporation or Bylaws.

            4.1.7   Broker and Finder Fees. No liability to any Broker
                    -----------------------
or Finder or Agent for any brokerage fees, finder's fees or commissions with respect to the Share Exchange shall be incurred by Buyer.

            4.1.8   Reports and Financial Statements.  Other than as set
                    ---------------------------------
forth herein, from March 31, 2000 to the date hereof, except where failure to do so did not and would not have a material adverse effect on Buyer, Buyer has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the SEC, including, but not limited to, Forms 10-KSB, Forms 10-QSB, Forms
8-K and Proxy Statements (collectively the "Buyer's Reports").
Buyer has furnished or will furnish to Seller (and the Shareholders upon the request of Shareholders) copies of all Buyer's Reports filed with the SEC since April 2000. As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the Buyer's Reports (other than the financial statements included therein) complied in all material respects with all the rules and regulations promulgated by the SEC and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, misleading. The financial statements of Buyer included in the Buyer's Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP consistently applied during the periods presented (except, as noted therein, or, in the case of unaudited statements, as

          Exhibit 2.1

permitted by Form 10-QSB of the SEC) and fairly present (subject, in the case of unaudited statements, to normal audit adjustments) the financial position of Buyer and its consolidated subsidiaries as of the date thereof and the results of their operations and their cash flows for the periods then ended.

            4.1.9   Liabilities.  Schedule 4.1.9 sets forth in tabular
                    ------------
form the total current liabilities incurred by Buyer and its affiliates, which do not exceed $15,000 in the aggregate.

            4.1.10  Tax Filings.   Other than is set forth on
                    ------------
Schedule 4.1.9, all tax returns required to be filed with respect to Buyer and its affiliates, or any of their income, properties or operations are in all material respects true, complete and correct and have been duly filed in a timely manner. Further, all taxes attributable to Buyer and its affiliates that are or were due and payable (without regard to whether such taxes have been assessed) have been paid.

     4.2    Survival of Representations and Warranties. Each of the
            -------------------------------------------
representations and warranties in Section 4.1 shall survive the Closing until the expiration of all applicable statute of limitations periods.

SECTION 5.  Covenants of Seller.
            --------------------

     5.1 Except as may otherwise be consented to or approved in writing by Buyer, Seller agrees that from the date of this Agreement and until the Closing:

            5.1.1   Conduct Pending Closing. (i) The Business of Seller
                    ------------------------
shall be conducted only in the ordinary course consistent with past practices.

            5.1.2   Access to Records. Seller shall provide Buyer and its
                    ------------------
representatives access to all records of Seller that they reasonably may request and provide reasonable access to the properties of Seller.

            5.1.3   Solicitation. Seller agrees that it will not solicit,
                    -------------
consider, or negotiate any offers to acquire the shares or assets of Seller, or to provide any information or to make available any management personnel to third parties for such purposes.

            5.1.4   Confidentiality. Seller agrees to keep the provisions
                    ----------------
of this Agreement confidential and will not disclose its provisions to any person, excluding Seller's accountants, attorneys, and other professionals with whom Seller conducts business and to whom such disclosure is reasonably necessary; provided, however, that such persons shall be advised of the confidential nature of this Agreement at the time of such disclosure.

SECTION 6.  Covenants of Buyer.
            -------------------

     6.1 Except as may otherwise be consented to or approved in writing by Seller, Buyer agrees that from the date of this Agreement and until the Closing:

          Exhibit 2.1

            6.1.1   Conduct Pending Closing. (i) The business of Buyer
                    ------------------------
shall be conducted only in the ordinary course consistent with past practices.

            6.1.2   Access to Records. Buyer shall provide Seller and its
                    ------------------
representatives access to all records of Buyer that they reasonably may request and provide reasonable access to the properties of Buyer.

            6.1.3   Solicitation. Buyer agrees that it will not solicit,
                    -------------
consider, or negotiate any offers to acquire the shares or assets of Buyer, or to provide any information or to make available any management personnel to third parties for such purposes.

            6.1.4   Confidentiality. Buyer agrees to keep the provisions
                    ----------------
of this Agreement confidential and will not disclose its provisions to any person, excluding Buyer's accountants, attorneys, and other professionals with whom Buyer conducts business and to whom such disclosure is reasonably necessary; provided, however, that such persons shall be advised of the confidential nature of this Agreement at the time of such disclosure.

SECTION 7.  Conditions Precedent to Obligations of Buyer.
            ---------------------------------------------

     Unless, at the Closing, each of the following conditions is either satisfied or waived by Buyer in writing, Buyer shall not be obligated to effect the transactions contemplated by this Agreement:

     7.1    Representations and Warranties. The representations and
            -------------------------------
warranties of Seller shall be true and correct as of the Closing.

     7.2    Performance of Covenants. Seller shall have performed and
            -------------------------
complied in all respects with the covenants and agreements required by this Agreement.

     7.3    Items to be Delivered at Closing. Seller shall have
            ---------------------------------
tendered for delivery to Buyer the following:

            7.3.1   Delivery of Shares. Certificates representing all of
                    -------------------
the outstanding securities of Seller duly endorsed in blank or accompanied by duly executed stock powers with all requisite transfer tax stamps attached.

            7.3.2   Articles of Share Exchange. A duly executed original
                    ---------------------------
of the Articles of Share Exchange.

            7.3.3   Corporate Action. A certified copy of the corporate
                    -----------------
action of both Seller and Shareholder authorizing and approving this Agreement and the transactions contemplated by it.

            7.3.4   Investment Letter. An investment letter duly executed
                    ------------------
by the Shareholder.

     7.4    Proceedings and Instruments Satisfactory. All proceedings,
            -----------------------------------------
corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident to this

          Exhibit 2.1

Agreement, shall be satisfactory in form and substance to Buyer and Buyer's counsel, whose approval shall not be withheld unreasonably.

SECTION 8.  Conditions Precedent to Obligations of Seller.
            ----------------------------------------------

     Unless, at the Closing, each of the following conditions is either satisfied or waived by Seller in writing, Seller shall not be obligated to effect the transactions contemplated by this Agreement.

     8.1    Representations and Warranties. The representations and
            -------------------------------
warranties of Buyer shall be true and correct as of the Closing.

     8.2    Items to be Delivered at Closing. Buyer shall have tendered
            ---------------------------------
for delivery to Seller the following:

            8.2.1   Delivery of Shares. Stock certificate representing
                    -------------------
10,000,000 shares duly issued in the name of the Shareholders, as more fully described on Schedule 8.2.1 herein.

            8.2.2   Director's Resolution.  A resolution of the Board of
                    ----------------------
Directors, dated the closing date (i) appointing John C. Cahill and Larry Ruden as directors of the Company; (ii) appointing John C.
Cahill and Bryan Eggers president and vice president, respectively, of the Company; (iii) amending Bryan Eggers current employment contract whereby Mr. Eggers will serve as vice president of the Company. The term of Mr. Eggers employment contract will be from the Closing Date to a period of six months thereafter, with an annual salary of $60,000 per year.
            8.2.3   Release from Liability. A duly executed Form of
                    -----------------------
Release executed by Bryan Eggers whereby Mr. Eggers releases the Company from any and all liability, up to the Closing Date, for (i) any back salary owed or that may be owed to Mr. Eggers by the Company, and (ii) any other debts, liabilities etc. that may be owed to Mr. Eggers by the Company.

            8.2.4   Articles of Share Exchange. A duly executed original
                    ---------------------------
of the Articles of Share Exchange.

     8.3    Performance of Covenants. Buyer shall have performed and
            -------------------------
complied in all respects with the covenants and agreements required by this Agreement.

SECTION 9.  Intentionally Left Blank.
            -------------------------

SECTION 10. Notices.
            --------

     Any notice, request, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered, given, and received for all purposes if written and if (i) delivered personally, by facsimile, or by courier or delivery service, at the time of such delivery; or (ii) directed by registered or certified United States mail, postage and charges prepaid, addressed to the intended recipient, at the address specified below, two business days after such delivery to the United States Postal Service.

          Exhibit 2.1

	If to Buyer:			Bryan Eggers
					6041 Pomegranate Lane
					Woodland Hills, California 91367

        With a copy to:                 ________________
					________________

	If to Seller:			John C. Cahill
					335 North State Road 7
					Margate, Florida 33068

        With a copy to:                 David M. Bovi, Esq.
                                        David M. Bovi, P.A.
                                        319 Clematis Street, Suite 812
                                        West Palm Beach, Florida 33401

Any party may change the address to which notices are to be mailed by giving notice as provided herein to all other parties.

SECTION 11. Miscellaneous.
            --------------

     11.1   Survival of Representations and Warranties; Limitation of
            ---------------------------------------------------------
Liability. The representations and warranties of each of the parties
----------
contained herein shall survive the execution and delivery hereof, and performance of obligations hereunder, and continue in full force and effect forever hereafter (subject to any applicable statutes of limitations).

     11.2   No Third Party Beneficiaries. This Agreement shall not
            -----------------------------
confer any rights or remedies upon any person or entity other than the parties and their respective successors, assigns, heirs or legal representatives, as the case may be.

     11.3   Entire Agreement. This Agreement (including the documents
            -----------------
referred to herein and the Schedules hereto) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

     11.4   Succession and Assignment. This Agreement shall be binding
            --------------------------
upon and inure to the benefit of the parties named herein and their respective successors, assigns, heirs or legal representatives, as the case may be.

     11.5   Counterparts. This Agreement may be executed in one or more
            -------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          Exhibit 2.1

     11.6   Headings. The paragraph and subparagraph headings contained
            ---------
in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.7   Governing Law. This Agreement shall be governed by, and
            --------------
construed in accordance with, the laws of the State of Florida without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Florida.

     11.8   Amendments and Waivers. No amendment of any provision of
            -----------------------
this Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     11.9   Severability. Any term or provision of this Agreement that
            -------------
is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     11.10  Conflict of Terms. In the event of a conflict of terms and
            ------------------
conditions between this Agreement and any other agreement, the terms and conditions of this Agreement shall prevail.

     11.11  General Interpretive Principles. For purposes of this
            --------------------------------
Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            11.1.1 The terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            11.1.2 Accounting terms not otherwise defined herein have the meanings given to them in accordance with generally accepted accounting principles;

            11.1.3  References herein to "paragraphs",
"subparagraphs" and other subdivisions without reference to a document are to designated paragraphs, subparagraphs and other subdivisions of this Agreement;

            11.1.4 A reference to a subparagraph without further reference to a paragraph is a reference to such subparagraph as contained in the same paragraph in which the reference appears;

            11.1.5 The words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          Exhibit 2.1

            11.1.6 The term "include" or "including" shall mean without limitation by reason of enumeration.

            11.1.7 Incorporation of Schedules. The schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ATTEST:                                   BUYER:


By:___________________________            By:_________________________
                                             Bryan Eggers, President

                                          SELLER:


By:___________________________            By:_________________________
                                             John C. Cahill, President


               [See Counterpart Signature Pages Attached]

          Exhibit 2.1

                     COUNTERPART SIGNATURE PAGE
                                 TO
                        AGREEMENT AND PLAN OF
                           SHARE EXCHANGE
                     (the "Exchange Agreement")
                        dated April 12, 2002
                          between and among
                PR Specialists, Inc., Servitrust Corp.
                                 and
                  the Shareholders whose signatures
          appear on the Counterpart Signature Pages thereto
          -------------------------------------------------

     By execution of this Counterpart Signature Page and upon acknowledgment by PR Specialists, Inc. and Servitrust Corp., the undersigned agrees to become a party to and be bound by the terms of the Exchange Agreement, and the undersigned shall be deemed a "Shareholder" under the Exchange Agreement.


[Individuals]                        [Entities]

______________________________       __________________________________

                                     By:_______________________________
Name: ________________________       Name:_____________________________
                                     Title:____________________________
Date: __________________             Date:_____________________________


                           ACKNOWLEDGMENT:
                           ---------------

	PR Specialists, Inc. and Servitrust Corp. hereby acknowledges execution of this Counterpart Signature Page by the above
Shareholder(s).

SERVITRUST CORP.                          PR SPECIALISTS, INC.


____________________________              ____________________________
John C. Cahill, President                 Bryan Eggers, President

          Exhibit 2.1

                          Schedule 4.1.9

                       Buyer's Liabilities

Amount Owed             Name of Creditor                Description of Liability
-----------             ----------------                ------------------------
$575.00                 PR News Wire                    Press Release

$100.00			Incorporating Services		Annual Agent Fee

$14.00                  Interwest Transfer              Shareholder's List

$329.00/month           CI HOST                         Web Hosting For Boxing.com

$220.00                 Delaware                        Estimated Franchise Tax

$100.00                 DTC                             DTC Report

$1,900.00               Kingery - Crowse                Audit

$5,538.00               Federal / State                 Payroll Taxes

$2,500.00               First London Securities         Financial Advisor Agreement

$1,225.00               Thomas P. McNamara, P.A.        Consulting Agreements

$500.00                 Miscellaneous                   Phone, DSL, Fax
-------------
$13,001 TOTAL

          Exhibit 2.1

                           Schedule 8.2.1

                       Transfer of Shares of Stock

Pursuant to the terms of the Agreement and Plan of Share Exchange, on the Closing Date, all of the shareholders of Seller shall exchange all of their stock of Seller for 10,000,000 shares of Buyer. Accordingly, each Shareholder (or his agent) agrees to deliver to the Buyer (or its agent) his original Seller common stock share certificate(s) (in the specific amounts set forth next to such Shareholder's names), along with any necessary stock transfer stamps and duly executed stock powers in a form satisfactory to Buyer (or its agent); and Buyer (or its agent) agrees to deliver to each Shareholder (or his agent) common stock share certificates representing the number of shares of Buyer in the specific amounts set forth next to such Shareholder's names.

-------------------------------------------------------------------------------------------
Name of Selling Shareholder     No. of Seller's Shares            No. of Buyer's shares to
                                to be transferred to              be transferred to Selling
                                Buyer                             Shareholder
-------------------------------------------------------------------------------------------
Barry Kaplan
934 N. University Drive, #158
Coral Springs, FL 33071                      20                         200,000
-------------------------------------------------------------------------------------------
American Pension Services / FUB
Custodian for Barry Kaplan IRA
934 N. University Drive, #158
Coral Springs, FL 33071                      25                         250,000
-------------------------------------------------------------------------------------------
Mid Ohio Securities
Custodian for Jacqueline Kaplan IRA
341134159
934 N. University Drive, #158
Coral Springs, FL 33071                      15                         150,000
-------------------------------------------------------------------------------------------
JGL, Inc.
6740 West Commercial Blvd.
Ft. Lauderdale, FL 33319                     25                         250,000
-------------------------------------------------------------------------------------------
Timothy Troy
1152 Severnview Drive
Crownsville, MD 21032                         5                          50,000
-------------------------------------------------------------------------------------------
David M. Bovi, P.A.,
Trustee for Joseph Strauss
319 Clematis Street, Suite 812
West Palm Beach, Florida 33401               10                         100,000
-------------------------------------------------------------------------------------------
John Randolph Collins
209 County Road 281
Woodland Park, CO 80863                       3.5                        35,000
-------------------------------------------------------------------------------------------
Linda & Mark Klein JTROS
85 Hilltop Blvd.
East Brunswick, NJ 08816                      2                          20,000
-------------------------------------------------------------------------------------------

          Exhibit 2.1


Benjamine Henschel
22274 Morning Glory Terrace
Boca Raton, FL 33469                         37                         370,000
-------------------------------------------------------------------------------------------
Steve & Sharon Katzman  -
Joint Tenants by the Entireties
10210 Camino Del Dios
Delray Beach, FL 33446                       20                         200,000
-------------------------------------------------------------------------------------------
Allen W. Gelman
728 NW 177th Avenue
Pembroke Pines, FL 33029                     46                         460,000
-------------------------------------------------------------------------------------------
American Pension Services / FUB
Custodian for Allen W. Gelman IRA
728 NW 177th Avenue
Pembroke Pines, FL 33029                     40                         400,000
-------------------------------------------------------------------------------------------
Angelo Accetturo
P.O. Box 2107
Banner Elk, NC 28604                          3                          30,000
-------------------------------------------------------------------------------------------
Kenneth M. Myers
10203 NW 7th Court
Plantation, FL 33324                          1                          10,000
-------------------------------------------------------------------------------------------
Jeffrey C. Taylor
90 Edgewater Dr., PH 24
Coral Gables, FL 33133                       38                         380,000
-------------------------------------------------------------------------------------------
American Pension Services / FUB
Custodian for Jeffrey Taylor IRA
#5739
1107 S. State Street
Sandy, Utah 84070                            25                         250,000
-------------------------------------------------------------------------------------------
Victoria P. Elliott
2875 Pine Tree Dr.
Miami Beach, FL 33140                        10                         100,000
-------------------------------------------------------------------------------------------
Anisia P Taylor-Cata
7130 sw 54 Street
Miami, FL 33155                              10                         100,000
-------------------------------------------------------------------------------------------
Robert Chandler
14 Bank St, Apt. 3
Somerville, MA 02144                          2                          20,000
-------------------------------------------------------------------------------------------
Stephen Van Dusen
3965 Park Drive
Coconut Grove, FL 33133                       2.5                        25,000
-------------------------------------------------------------------------------------------
Nathan Van Dusen
3965 Park Drive
Coconut Grove, FL 33133                       2.5                        25,000
-------------------------------------------------------------------------------------------
Jay H. Meadows
6300 Ridglea Place, Suite 410
Fort Worth, TX 76116                          4                          40,000
-------------------------------------------------------------------------------------------

          Exhibit 2.1


Ray Anthony Petta
4101 Tamworth Road
Fort Worth, TX 76116                          1                          10,000
-------------------------------------------------------------------------------------------
Tami Kaschke
3802 Sequoia Drive
North Platte, NE 69101                        2.5                        25,000
-------------------------------------------------------------------------------------------
Joseph L. Morgan
14409 Eagle Pointe Drive
Clearwater, FL 33762                          1                          10,000
-------------------------------------------------------------------------------------------
Steven Shindler
100 Central Park South, Apt 9Q
New York, NY 10021                            4                          40,000
-------------------------------------------------------------------------------------------
Magaly Bianchini
13280 7th Conc.
King City, Ontario Canada L7B 1K4             5                          50,000
-------------------------------------------------------------------------------------------
Nick O'Keefe
345 North Canal, #1601
Chicago, IL 60606                             2.5                        25,000
-------------------------------------------------------------------------------------------
Nelson Family Trust,
Douglas Nelson, Trustee
375 Falls Point Trail
Alpharetta, Georgia 30022                   120                       1,200,000
-------------------------------------------------------------------------------------------
William and Rose Bosso, JTWROS
400 Hampton View Court
Alpharetta, Georgia 30004                    75                         750,000
-------------------------------------------------------------------------------------------
Deborah J. Lytle
360 Merrie Road
Lewiston, NY 14092                            8                          80,000
-------------------------------------------------------------------------------------------
Mark Pieroni
12205 Brooknill Point
Alpharetta, GA 30004                         12.5                       125,000
-------------------------------------------------------------------------------------------
John W. Benton
11910 Wildwood Springs Drive
Roswell, GA 30075                             4.5                        45,000
-------------------------------------------------------------------------------------------
Rudolph Services Group, Inc.
780 S. Sapadilla Avenue
Suite 406
West Palm Beach, Florida 33401               75                         750,000
-------------------------------------------------------------------------------------------
Mario Chang
13337 South Street
Suite 188
Cerritos, California 90703-7300              80                         800,000
-------------------------------------------------------------------------------------------
Shantala Pundarika
4 Wellington Court
55-67 Wellington Road
London NW8 9TA
United Kingdom                               20                         200,000
-------------------------------------------------------------------------------------------

          Exhibit 2.1


Jaime Danilo Valena
26087 Bellis Drive
Valencia, CA 91355                           20                         200,000
-------------------------------------------------------------------------------------------
Angel Nicolas Chang
1442 Medallion Drive
San Jose, CA 95120                           10                         100,000
-------------------------------------------------------------------------------------------
Guann-Pyng Li
20 Young Court
Irvine, CA 92714                              2.5                        25,000
-------------------------------------------------------------------------------------------
Hartawan Aluwi
95 South Bridge Road
#07-08 Pidemco Centre
Singapore 05871                               7                          70,000
-------------------------------------------------------------------------------------------
Solomon Goldner
312 North June Street
Los Angeles, CA 90004                         1                          10,000
-------------------------------------------------------------------------------------------
Mina Fox Raif
P. O. Box 850
Seal Beach, CA 90740                          1                          10,000
-------------------------------------------------------------------------------------------
AKM Ismail
95 South Bridge Road
#07-08 Pidemco Centre
Singapore 058717                              1                          10,000
-------------------------------------------------------------------------------------------
David M. Bovi
319 Clematis Street, Suite 812
West Palm Beach, FL 33401                    40                         400,000
-------------------------------------------------------------------------------------------
Harry Miller
187 Spring Line Drive
Vero Beach, FL 32963                         30                         300,000
-------------------------------------------------------------------------------------------
John C. Cahill
315 Nesbit Downs Court
Atlanta, Georgia 30350                        5                          50,000
-------------------------------------------------------------------------------------------
Lora Rossi
4400 Hillcrest Drive, #517
Hollywood, FL 33021                           5                          50,000
-------------------------------------------------------------------------------------------
Global Funding Associates, Inc.
Randy Leviner
20533 Biscayne Blvd., #4218
Aventura, FL 33180                            5                          50,000
-------------------------------------------------------------------------------------------
Tammy LaValle Krichmar
6443 NW 110th Avenue
Parkland, FL 33076                           12.5                       125,000
-------------------------------------------------------------------------------------------

          Exhibit 2.1


Deva S. Khalsa
1442 NW. 100 Drive
Coral Springs, FL 33071                       5                          50,000
-------------------------------------------------------------------------------------------
Scott Stiefeld
8501 N.W. 51st Street
Lauderhill, FL 33351-4824                     2.5                        25,000
-------------------------------------------------------------------------------------------
Rodelio C. Arcilla
2847 S. Concord Ave.
Ontario, CA 91761                             5                          50,000
-------------------------------------------------------------------------------------------
David A. Rodkin
10455 N.W. 4th Street
Coral Springs, FL 33071                       7.5                        75,000
-------------------------------------------------------------------------------------------
James Kaplan
4155 Malaga Ave.
Miami, FL 33133                              15                         150,000
-------------------------------------------------------------------------------------------
Merel & Andrew Baer
3450 S. Ocean Blvd. #302
Highland Beach, Florida 33487                 5                          50,000
-------------------------------------------------------------------------------------------
Marvin Baris
7917 N.W. 83rd Street
Tamarac, FL 33321                            10                         100,000
-------------------------------------------------------------------------------------------
Joseph S. and Robin Slama
638 Middle River Drive
Ft. Lauderdale, FL 33304                     10                         100,000
-------------------------------------------------------------------------------------------
Lawrence Ruden
2300 NE 48th Court
Lighthouse Point, Florida 33064               5                          50,000
-------------------------------------------------------------------------------------------
Howard & Enid Kaplan
5003 Bayberry Lane
Tamarac, FL 33319                             5                          50,000
-------------------------------------------------------------------------------------------
Jeffrey & Diane Bornstein
1010 American Eagle Blvd #537
Sun City Center, FL 33573                    12.5                       125,000
-------------------------------------------------------------------------------------------
Scott D. Williams
635 Avecida Del Norte
Sarasota, FL 34242                            5                          50,000
-------------------------------------------------------------------------------------------
Eleanor Pesce
19300 NE 22nd Ave
N. Miami Beach, FL 33180                      5                          50,000
-------------------------------------------------------------------------------------------
Kenneth J. Peters
223 DiLorenzo Drive
Naperville, Illinois 60565                    5                          50,000
-------------------------------------------------------------------------------------------
Robert M. Mager
290 Garfield Street
Denver, CO 80206                              2.5                        25,000
-------------------------------------------------------------------------------------------
Frankie Carl Tamburelli
4199 W. 99th Place
Westminster, CO 80031                         2.5                        25,000
                                            -----                    ----------
          TOTAL                             1,000                    10,000,000
-------------------------------------------------------------------------------------------

          Exhibit 2.1


                       Articles of Share Exchange
                                 of
             PR Specialists, Inc., a Delaware corporation,
                                with
                Servitrust Corp., a Florida corporation

     ARTICLES OF SHARE EXCHANGE between PR Specialists, Inc., a
Delaware corporation ("PR Specialists") and Servitrust Corp., a
Florida corporation ("Servitrust").

     Under Sec. 607.1105 of the Florida Business Corporation Act (the "Act"), PR Specialists and Servitrust adopt the following Articles of Share Exchange.

     1. The Agreement and Plan of Share Exchange dated April 12, 2002 ("Plan of Share Exchange"), between PR Specialists, Servitrust et al. was approved and adopted by the shareholders of Servitrust on April 3, 2002 and was adopted by the Board of Directors of PR Specialists on April 3, 2002, because shareholder approval of the Plan of Share Exchange is not required by the shareholders of PR Specialists.

     2. Under the Plan of Share Exchange, all issued and outstanding shares of Servitrust stock will be exchanged for 10,000,000 shares of common stock of PR Specialists and Servitrust will become a wholly owned subsidiary of PR Specialists.

     3. The Plan of Share Exchange is attached as Exhibit A and incorporated by reference as if fully set forth.

     4. Under Sec. 607.1105(1)(b) of the Act, the date and time of the effectiveness of the Share Exchange shall be on the filing of these Articles of Share Exchange with the Secretary of State of Florida.

     IN WITNESS WHEREOF, the parties have set their hands on May 1, 2002.

ATTEST:                              PR SPECIALISTS, INC.:


By:__________________________        _____________________________
                                     Bryan Eggers, President


                                     SERVITRUST CORP.:


By:__________________________        By:___________________________
                                        John C. Cahill, President



          Exhibit 2.1


                        PLAN OF SHARE EXCHANGE

     This Plan of Share Exchange ("Plan") is entered into between PR Specialists, Inc., a Delaware corporation ("Acquiror") and Servitrust Corp., a Florida corporation ("Acquiree").

     1.    Distribution to Shareholders. On the Effective Date, all of
           -----------------------------
the shareholders of Acquiree not dissenting from the Plan shall exchange all of the outstanding stock of Acquiree for 10,000,000 shares of Acquiror and Acquiree shall become a wholly owned subsidiary of Acquiror.

     2.    Satisfaction of Rights of Acquiree's Shareholders. All
           --------------------------------------------------
shares of Acquiror's stock into which shares of Acquiree's stock have been converted and become exchangeable for under this Plan shall be deemed to have been paid in full satisfaction of such converted shares.

     3.    Fractional Shares. Not Applicable.
           ------------------

     4.    Supplemental Action. If at any time after the Effective
           --------------------
Date, Acquiror shall determine that any further conveyances, agreements, documents, instruments, and assurances or any further action is necessary or desirable to carry out the provisions of this Plan, the appropriate officers of Acquiror or Acquiree, as the case may be, whether past or remaining in office, shall execute and deliver any and all proper conveyances, agreements, documents, instruments, and assurances and perform all necessary or proper acts to carry out the provisions of this Plan.

     5.    Filing with the Florida Secretary of State and Effective
           --------------------------------------------------------
Date. On the Closing, as provided in the Agreement and Plan of Share
-----
Exchange of which this Plan is a part, Acquiror and Acquiree shall cause their respective Presidents (or Vice Presidents) to execute Articles of Share Exchange in the form attached to this Plan and, on execution, this Plan shall be deemed incorporated by reference into the Articles of Share Exchange as if fully set forth in such Articles and shall become an exhibit to such Articles of Share Exchange. Thereafter, the Articles of Share Exchange shall be delivered for filing to the Florida Secretary of State. In accordance with Sec. 607.1105(1)(b) of the Florida Business Corporation Act (the "Act"), the Articles of Share Exchange shall specify the "Effective Date." The Effective Date shall be the filing date of the Articles, as specified herein or in the Agreement and Plan of Share Exchange.

     6.    Amendment and Waiver. Any of the terms or conditions of
           ---------------------
this Plan may be waived at any time by Acquiror or Acquiree by action taken by the Board of Directors of such party, or may be amended or modified in whole or in part at any time before the vote of the shareholders of Acquiree by an agreement in writing executed in the same manner (but not necessarily by the same persons), or at any time thereafter as long as such change is in accordance with Sec. 607.1103 of the Act.



          Exhibit 2.1


     7.    Termination. At any time before the Effective Date (whether
           ------------
before or after filing the Articles of Share Exchange), this Plan may be terminated and the share exchange abandoned by mutual consent of the Boards of Directors of both corporations, notwithstanding favorable action by the shareholders of Acquiree.



          Exhibit 2.1